Exhibit 10.1
AMENDMENT NO. 1 TO CONFIRMATION
This FIRST AMENDMENT TO CONFIRMATION (the “Amendment”), dated as of August 22, 2022 (the “Amendment Effective Date”), is made and entered into between Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC, and Apollo SPAC Fund I, L.P., severally and not jointly (each, the “Seller”) and Wejo Limited (“Counterparty”).
RECITALS
WHEREAS Seller and Counterparty have entered into that certain OTC Equity Prepaid Forward Transaction, dated November 10, 2021 (the “Confirmation”); and
WHEREAS, Seller and Counterparty desire to amend the Confirmation on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Confirmation, the parties agree to amend the Confirmation as follows:
AMENDMENT
1.Amendments
1.1The definition of “Early Partial Settlement” in the Confirmation is hereby deleted in its entirety and replaced with the following:
If a Share Excess Event occurs (or is continuing after a Settlement Stop), Counterparty may deliver a written notice to Seller requesting early settlement of the Transaction (the “Early Settlement Notice”) on any Exchange Business Day during the continuation of such Share Excess Event that is outside of a Blackout Period.
As soon as practicable after receipt by Seller of an Early Settlement Notice, Seller will sell the Excess Shares, acting in its absolute discretion as to the manner and process of such sale, and on the Early Settlement Date pay to Counterparty an amount (the “Early Settlement Amount”) equal to the lesser of (a) the number of Excess Shares sold multiplied by the Forward Price and (b) the net sale proceeds received by Seller for such Excess Shares sold; provided that, if the Excess Shares are trading below the Forward Price, Counterparty may request, in the Early Settlement Notice, Seller to transfer the Excess Shares to the designee of Counterparty (the “Transfer”) instead of selling such shares in the market (such Excess Shares sold or transferred, the “Early Settled Shares”). If Counterparty delivers a Settlement Stop Notice to Seller at a time when Seller has sold less than all of the Excess Shares, Seller shall cease, within two (2) Business Days after receipt of such Settlement Stop Notice, to execute any new sale trades with respect to any remaining Excess Shares at such time (the “Settlement Stop”).
Seller shall effect the Transfer as soon as practicable after receipt by Seller of an Early Settlement Notice; provided that if on the date of, but prior to, the Transfer the trading price of Excess Shares is above the Forward Price, Seller shall not be obligated to effect the Transfer and may instead elect to sell the Excess Shares in accordance with the preceding paragraph as though the request for Transfer was not included in the Early Settlement Notice.

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Seller’s obligations under this Transaction with respect to the Early Settled Shares shall be completely discharged upon the Transfer of the Excess Shares or the payment of the Early Settlement Amount, as applicable.
On each Early Settlement Date, the Total Purchased Shares Amount will be reduced by the Excess Shares sold or transferred on such date.
“Blackout Period” means the “Blackout Period” as defined in accordance with the Company’s insider trading policy.
“Early Settlement Date” means the date that Seller (a) in the case of a sale of Excess Shares, receives the net sale proceeds with respect to such Excess Shares or (ii) in the case of a Transfer of Excess Shares, effects the Transfer of such Excess Shares.
“Excess Shares” means (a) in the case of the 6-month Excess Event, the amount of Shares held by Seller at that time, minus 75% of the Total Purchased Shares Amount of Shares, or (ii) in the case of the Final Excess Event, 100% of the amount of Shares held by Seller at that time.
“Settlement Stop Notice” means, in the case of a Final Excess Event, a notice delivered by Counterparty to Seller outside of a Blackout Period to stop selling the Excess Shares (provided that, if such notice is delivered during a Blackout Period, such notice will be deemed to be effective only on the first Exchange Business Day following the end of such Blackout Period).
“Share Excess Event” will occur if: (i) after the 6-month anniversary of closing of Business Combination, less than 25% of the Total Purchased Shares Amount of Shares (as specified in the Pricing Date Notice) have become Terminated Shares (the “6-month Excess Event”); or (ii) on or after the Amendment Effective Date, less than 100% of the Total Purchased Shares Amount of Shares (as specified in the Pricing Date Notice) have become Terminated Shares or Early Settled Shares (the “Final Excess Event”) (in each case of (i) and (ii), determined as of 5 p.m. New York time on each Exchange Business Day).
2.Miscellaneous.
2.1Binding Effects. This Amendment is binding on the parties, their respective heirs, executors, legal representative, successors, and assigns.
2.2Headings. Headings are for convenience only and do not affect the interpretation of this Amendment.
2.3Choice of Law. New York law applies to this Amendment without regard for any choice-of-law rules that might direct the application of the laws of any other jurisdiction.
2.4Amendment. Except as expressly amended hereby, all other terms and provisions of the Confirmation continue in full force and effect. This Amendment may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Amendment, and is executed and delivered by the parties hereto. This Amendment modifies the Confirmation and any previous amendments.

2.5Definitions; Rules of Interpretation. The definitions and rules of interpretation provided in the Confirmation also govern the construction of this Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Confirmation.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

WEJO LIMITED

By: /s/ John Maxwell

Name: John Maxwell

Title: Chief Financial Officer

Date: August 20, 2022
Apollo A-N Credit Management, LLC as advisor on behalf of each Seller listed on Annex I to the Confirmation for which it is identified as the Investment Manager

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President

Date: August 19, 2022
Apollo Atlas Management, LLC as advisor on behalf of each Seller listed on Annex I to the Confirmation for which it is identified as the Investment Manager

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President

Date: August 19, 2022

Apollo ST Fund Management LLC as advisor on behalf of each Seller listed on Annex I to the Confirmation for which it is identified as the Investment Manager

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President

Date: August 19, 2022

Apollo PPF Credit Strategies Management, LLC as advisor on behalf of each Seller listed on Annex I to the Confirmation for which it is identified as the Investment Manager

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President

Date: August 19, 2022

Apollo SPAC Management I, L.P., as advisor on behalf of each Seller listed on Annex I to the Confirmation for which it is identified as the Investment Manager

By: Apollo SPAC Management I GP, LLC, its general partner

By: /s/ William B. Kuesel

Name: William B. Kuesel

Title: Vice President

Date: August 19, 2022